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                                                                     Exhibit 3.4

                            CERTIFICATE OF AMENDMENT
                                       OF
                      RESTATED CERTIFICATE OF INCORPORATION
                                       OF
                                  PROCEPT, INC.

                             Pursuant to Section 242
                        of the General Corporation Law of
                              the State of Delaware

      PROCEPT, INC., (hereinafter called the "Corporation") a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware,

      DOES HEREBY CERTIFY:

      That, at a meeting of the Board of Directors of the Corporation, resolutions were duly adopted setting forth a proposed amendment of the Restated Certificate of Incorporation of the Corporation, and declaring that such amendment is advisable and that such amendments should be submitted to the stockholders of the Corporation for approval. Thereafter, pursuant to resolutions of the Corporation's Board of Directors, the amendment was submitted to the stockholders of the Corporation for approval at a Special Meeting of Stockholders, and such meeting was called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware. The necessary number of shares as required by statute were voted in favor of the amendment.

      1. The Corporation's Restated Certificate of Incorporation shall be amended by restating Article FIRST in its entirety as follows:

            "FIRST: The name of the Corporation is HeavenlyDoor.com, Inc."

      2. The Corporation's Amended and Restated Certificate of Incorporation shall be amended by restating the first paragraph of Article FOURTH in its entirety as set forth below:

            "FOURTH: The total number of shares of stock which the Corporation has authority to issue is 50,000,000 shares of Common Stock with a par value of $0.01 per share."

      Such amendments shall be effective upon the filing of this Certificate of Amendment.

      IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to be signed by its President and Chief Executive Officer this 26th day of January 2000.

                                      PROCEPT, INC.


                                      By:
                                          ----------------------------
                                          John F. Dee, President & CEO